Exhibit 99.1

Press Release

Clean Harbors Announces 2003 Financial Results

Company Continues to Pursue Post-Acquisition Synergies and Growth Opportunities;

Achieves $13.4 Million Improvement in Income from Operations in Second Half of 2003 Versus First Half of 2003

Braintree, MA – March 15, 2004 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2003.

For full-year 2003, Clean Harbors reported revenues of $611.0 million, compared with $350.1 million in 2002. The increase reflects the Company’s acquisition of Safety-Kleen’s Chemical Services Division assets (CSD) in September 2002. The Company reported a 2003 net loss of $(17.3) million, or $(1.52) per share, compared with a 2002 net loss of $(28.2) million, or $(2.42) per share. Results in 2002 included a $24.7 million loss on the early extinguishment of debt and $5.4 million in acquisition related costs associated with the CSD acquisition. EBITDA (as discussed below) was $50.7 million in 2003 versus $36.4 million in 2002.

For the third and fourth quarters of 2003, income from operations totaled $12.8 million on revenues of $296.6 million. For the first and second quarters of 2003, income from operations was a loss of $(0.6) million on revenues of $314.4 million. The $13.4 million increase in income from operations in the second half of 2003, when compared with the first half of the year, illustrates the progress the Company has made in streamlining the organization through cost reductions and productivity improvements.

Clean Harbors reported fourth-quarter revenues of $145.5 million versus $153.3 million in the fourth quarter of 2002. Revenues for the fourth-quarter were impacted by a $3.6 million sequential increase in deferred revenues, which the Company expects to record over the next several quarters. Income from operations was $6.3 million in the fourth quarter of 2003 versus $11.8 million in fourth quarter of 2002. Net loss was $(10.8) million, or $(0.84) per diluted share, in the fourth quarter of 2003 versus net income of $4.9 million, or $0.29 per diluted share, in the year-earlier quarter. Net loss in the fourth quarter of 2003 included a $9.6 million non-cash charge associated with the embedded derivative on the Company’s preferred stock.

Financial Review

“The fourth quarter marked our first full fiscal year since Clean Harbors’ acquisition of CSD,” said Alan S. McKim, chairman and chief executive officer. “We have substantially increased the Company’s size, while also improving our position in geographic markets and industry segments where we see real opportunities for growth. Operationally, the post-merger integration has gone well, particularly in the second half of 2003. Our combined organization is focused in a consistent direction, and investments in our systems and processes have lowered our expenses and improved our operating leverage. Although seasonal fourth-quarter revenues were down slightly from the sequential third-quarter, income from operations was relatively flat. The Company’s more streamlined cost structure has positioned us to become profitable at lower revenue rates on a go forward basis.”

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

“For the year, we were successful in applying our expertise in managing site remediation to a number of ongoing remediation and environmental projects, which reduced our total 2003 environmental expenditures to $8 million – less than half of our initial estimates,” said McKim. “We also made progress toward our goal of bringing all of our U.S. facilities into regulatory compliance with the new federal MACT standards in advance of the September 2004 deadline. As part of this effort, we have nearly completed an upgrade of more than $20 million at our incineration facility in Deer Park, Texas. Our improved cash flow from operations enabled us to make this and other capital investments without increasing our debt borrowings in the fourth quarter of 2003.”

Non-GAAP Fourth-Quarter and Year-End Results

The Company reported EBITDA for the fourth quarter of 2003 of $15.9 million compared with EBITDA of $19.5 million in the fourth quarter of 2002. EBITDA was $50.7 million in 2003 versus $36.4 million in 2002.

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance. The Company defines EBITDA in accordance with its outstanding loan agreements, as described in the following reconciliation showing the differences between reported income (loss) and EBITDA for the each quarter in 2003, the fourth-quarter of 2002 and years ended December 31, 2003 and December 31, 2002 (in thousands):

	For the three months ended
	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Net income (loss)	$(10,762)	$7,418	$(6,799)	$(7,202)	$4,942
Cumulative effect of change in accounting principle	—	—	—	66	—
Accretion of environmental liabilities	2,853	2,745	2,783	2,733	1,199
Depreciation and amortization	6,608	6,787	6,439	6,648	5,764
Interest expense, net	6,187	6,048	5,979	5,510	5,390
Provision for income taxes	1,326	1,746	1,262	988	1,616
Non-recurring severance charges	88	627	265	109	—
Restructuring charges	—	—	—	(124)	—
Other acquisition costs	—	—	—	—	669
Change in value of embedded derivative	9,573	(8,748)	(429)	(17)	(129)

EBITDA	$15,873	$16,623	$9,500	$8,711	$19,451

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

	For the full year ended
	December 31, 2003	December 31, 2002
Net loss	$(17,345)	$(28,191)
Cumulative effect of change in accounting principle	66	—
Accretion of environmental liabilities	11,114	1,199
Depreciation and amortization	26,482	15,508
Interest expense, net	23,724	13,414
Provision for income taxes	5,322	3,787
Non-recurring severance charges	1,089	—
Restructuring charges	(124)	750
Other acquisition costs	—	5,406
Change in value of embedded derivative	379	(129)
Loss on early extinguishment of debt	—	24,658

EBITDA	$50,707	$36,402

Business Outlook

“We are focused on achieving four main priorities for Clean Harbors in 2004: growing our top line, refinancing our debt, continuing to lower our cost structure through increased efficiencies, and minimizing spending associated with environmental liabilities,” said McKim.

“The CSD acquisition positions Clean Harbors as a major player in North America and presents us with significant revenue growth prospects,” said McKim. “We plan to be aggressive in capturing this opportunity. Our growth initiatives for 2004 include the expansion of our field services and industrial services business within the Company’s new geographies. We have been successful in recent years in developing new business in specific vertical markets. We expect to focus on these same verticals in our new geographic markets, as well as in some of our traditional service regions. Our sales, marketing and operations teams are working together to win business from companies in these targeted industries.”

“At the appropriate time in 2004, we will look to refinance our current capital structure at a more attractive cost,” said McKim. “Timing will be based on the success of the Company’s sales growth and cost reduction initiatives. In addition, we will continue to pursue technologically based solutions to reduce SG&A expense. We also plan to use technology to enhance utilization at our landfill facilities, and to continue internalizing the majority of our waste streams. Another objective is to continue our success in managing environmental liabilities and reducing the Company’s environmental expenditures.”

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

“The progress we made in 2003 was often difficult to achieve, requiring sacrifice and hard work from everyone in the Clean Harbors organization,” said McKim. “Having expanded our customer relationships, reduced our cost structure and streamlined our organization, we expect to produce further EBITDA growth for Clean Harbors in 2004.”

McKim concluded, “Looking at the top-line, it will take some time to generate momentum in 2004. For the first quarter, we expect revenues to be approximately flat on a year-over-year basis. Historically, the first quarter is our slowest, due in large part to weather-related issues, and we expect to see a similar seasonal pattern in 2004.”

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Monday, March 15, 2004 at 9:00 a.m. (ET). Investors who want to hear a webcast of the call should log onto http://www.cleanharbors.com and select “Investor Relations.” A replay of the call will be available on the investor relations section of http://www.cleanharbors.com.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services. With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to more than 30,000 customers, comprising a majority of the Fortune 500, thousands of smaller private entities and numerous governmental agencies. Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

•	A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

•	The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•	The effect of economic forces and competition in specific marketplaces where the Company competes;

•	The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•	The outcome of litigation or threatened litigation or regulatory actions;

•	The effect of commodity pricing on overall revenues and profitability;

•	The effects of the embedded derivative of the Company’s preferred stock on earnings per share;

•	Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption or implementation of new accounting standards or interpretations or regulatory rules and regulations;

•	The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•	The effects of industry trends in the environmental services and waste handling marketplace;

•	The effects of conditions in the financial services industry on the availability of capital and financing;

•	The Company’s ability to successfully complete the integration of the CSD acquisition which became effective in September 2002 and to manage the significant environmental liabilities which it assumed in connection with that acquisition;

•	The availability and costs of liability insurance and financial assurances required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Form 10-Q for the quarter ended September 30, 2003 and its Annual Report on Form 10-K, in its entirety and specifically Item 7, for the fiscal year ended December 31, 2003 which will be filed with the SEC on March 15, 2004.

Contacts: Mark Burgess Executive Vice President of Administration and Chief Financial Officer Clean Harbors, Inc. 781-849-1800 InvestorRelations@cleanharbors.com Financial statements follow . . .	Tim Bonang Account Executive Sharon Merrill Associates (617) 542-5300 tbonang@investorrelations.com

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	Years Ended December 31,		Quarters Ended December 31,
	2003	2002	2003	2002
Revenues	$610,969	$350,133	$145,544	$153,344
Cost of revenues	453,206	252,213	106,108	109,164
Selling, general and administrative expenses	108,145	61,518	23,651	24,729
Accretion of environmental liabilities	11,114	1,199	2,853	1,199
Depreciation and amortization	26,482	15,508	6,608	5,764
Restructuring	(124)	750	—	—
Other acquisition costs	—	5,406	—	669

Income from operations	12,146	13,539	6,324	11,819
Other income (expense)	(379)	129	(9,573)	129
Loss on early extinguishment of debt	—	(24,658)	—	—
Interest expense, net	(23,724)	(13,414)	(6,187)	(5,390)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	(11,957)	(24,404)	(9,436)	6,558
Provision for income taxes	5,322	3,787	1,326	1,616

Income (loss) before cumulative effect of change in accounting principle	(17,279)	(28,191)	(10,762)	4,942
Cumulative effect of change in accounting principle, net of taxes	66	—	—	—

Net income (loss)	(17,345)	(28,191)	(10,762)	4,942
Dividends and accretion on preferred stock	3,287	1,291	841	867

Net income (loss) attributable to common shareholders	$(20,632)	$(29,482)	$(11,603)	$4,075

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(1.52)	$(2.42)	$(0.84)	$0.34
Cumulative effect of change in accounting principle, net of tax	—	—	—	—

Basic earnings (loss) attributable to common shareholders	$(1.52)	$(2.42)	$(0.84)	$0.34

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(1.52)	$(2.42)	$(0.84)	$0.29
Cumulative effect of change in accounting principle, net of tax	—	—	—	—

Diluted earnings (loss) attributable to common shareholders	$(1.52)	$(2.42)	$(0.84)	$0.29

Weighted average common shares outstanding	13,553	12,189	13,881	12,083

Weighted average common shares outstanding plus potentially dilutive common shares	13,553	12,189	13,881	16,913

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(dollars in thousands)

	As of December 31,
	2003	2002
Current assets:
Cash and cash equivalents	$6,331	$13,682
Accounts receivable, net of allowance for doubtful accounts of $3,572 and $2,388, respectively	114,429	125,626
Due from Safety-Kleen	—	15,261
Unbilled accounts receivable	9,476	13,556
Deferred costs	5,395	4,430
Prepaid expenses	8,582	8,438
Supplies inventories	9,018	9,629
Deferred tax asset	178	—
Properties held for sale	12,690	—

Total current assets	166,099	190,622

Property, plant and equipment, net	166,542	181,674

Other assets:
Restricted cash	88,817	60,509
Deferred financing costs	6,297	7,036
Goodwill	19,032	19,032
Permits and other intangibles, net	79,811	95,694
Deferred tax asset	6,594	—
Other	6,967	5,123

	207,518	187,394

Total assets	$540,159	$559,690

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces 2003 Financial Results

CONSOLIDATED BALANCE SHEETS

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

(dollars in thousands)

	As of December 31,
	2003	2002
Current liabilities:
Uncashed checks	$5,983	$7,233
Revolving credit facility	35,291	17,709
Current portion of capital lease obligations	1,207	396
Accounts payable	60,611	56,360
Accrued disposal costs	2,021	1,998
Deferred revenue	22,799	24,273
Other accrued expenses	32,240	33,863
Current portion of environmental liabilities	21,282	22,331
Income taxes payable	2,623	1,560

Total current liabilities	184,057	165,723

Other liabilities:
Environmental liabilities, less current portion	161,849	182,280
Long-term obligations, less current maturities	147,209	155,000
Capital lease obligations, less current portion	3,412	1,245
Deferred tax liability	—	3,330
Other long-term liabilities	18,055	16,194
Accrued pension cost	633	593

Total other liabilities	331,158	358,642

Commitments and contingent liabilities
Redeemable Series C Convertible Preferred Stock, $.01 par value: Authorized 25,000 shares; Issued and outstanding 25,000 shares (liquidation preference of $26.1 million), net of issuance costs and fair value of embedded derivative	15,631	13,543
Stockholders’ equity	9,313	21,782

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$540,159	$559,690

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1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com